UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 14, 2008
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 14, 2008, Performance Food Group Company (the “Company”) issued a press release announcing that it had set a record date for and scheduled a special meeting of shareholders to vote on the proposal to adopt the Agreement and Plan of Merger, dated January 18, 2008, by and among the Company, VISTAR Corporation, a Colorado corporation (“Parent”) and Panda Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation of the merger. The special meeting will be held at the Company’s corporate offices located at 12500 West Creek Parkway, Richmond, Virginia 23238 on Wednesday, May 14, 2008, beginning at 9:00 a.m., local time, and shareholders of record at the close of business on April 3, 2008 will be entitled to notice of the special meeting and to vote on the proposal.
     A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release issued by Performance Food Group Company dated April 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: April 14, 2008

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release issued by Performance Food Group Company dated April 14, 2008